Exhibit 21.1

Subsidiaries of the Registrant

Entity Name	Type of Entity	Jurisdiction of Formation
Advantage Drilling ODC Limited	Limited Liability Company	Cyprus
Cobalt Explorer Company	Exempted Company	Cayman Islands
Cobalt Explorer Holdings Company	Exempted Company	Cayman Islands
Dragonquest Holdings Company	Exempted Company	Cayman Islands
Emerald Driller Company	Exempted Company	Cayman Islands
Offshore Group Investment Limited	Exempted Company	Cayman Islands
P2020 Rig Co.	Exempted Company	Cayman Islands
P2021 Rig Co.	Exempted Company	Cayman Islands
Platinum Explorer Company	Exempted Company	Cayman Islands
PT Vantage Drilling Company Indonesia	Limited Liability Company	Indonesia
Sapphire Driller Company	Exempted Company	Cayman Islands
Titanium Explorer Company	Exempted Company	Cayman Islands
Vantage Angola Holdings Company	Exempted Company	Cayman Islands
Vantage Deepwater Company	Exempted Company	Cayman Islands
Vantage Deepwater Drilling, Inc.	Corporation	Delaware
Vantage Deepwater Holdings Company	Exempted Company	Cayman Islands
Vantage Delaware Holdings LLC	Limited Liability Company	Delaware
Vantage Driller I Co.	Exempted Company	Cayman Islands
Vantage Driller II Co.	Exempted Company	Cayman Islands
Vantage Driller III Co.	Exempted Company	Cayman Islands
Vantage Driller IV Co.	Exempted Company	Cayman Islands
Vantage Driller ROCO S.R.L.	Limited Liability Company	Romania
Vantage Driller V Co.	Exempted Company	Cayman Islands
Vantage Driller VI Co.	Exempted Company	Cayman Islands
Vantage Drilling (Malaysia) I Sdn. Bhd.	Limited Liability Company	Malaysia
Vantage Drilling Africa	Exempted Company	Cayman Islands
Vantage Drilling de Mexico, S. de R.L. de C.V.	Limited Liability Company	Mexico
Vantage Drilling do Brasil Servicios de Petroleo Ltda.	Limited Liability Company	Brazil
Vantage Drilling Labuan I Ltd.	Labuan Company	Malaysia
Vantage Drilling Netherlands B.V.	Limited Liability Company	The Netherlands
Vantage Drilling Netherlands II B.V.	Limited Liability Company	The Netherlands
Vantage Energy Services Inc.	Corporation	Delaware
Vantage Holding Hungary Kft	Limited Liability Company	Hungary
Vantage Holdings Caymans	Exempted Company	Cayman Islands
Vantage Holdings Cyprus ODC Ltd.	Limited Liability Company	Cyprus
Vantage Holdings Malaysia I Co.	Exempted Company	Cayman Islands
Vantage International Management Co.	Exempted Company	Cayman Islands
Vantage International Management Company Pte. Ltd.	Corporation	Singapore
Vantage International Payroll Co.	Exempted Company	Cayman Islands
Vantage Luxembourg I SARL	Limited Liability Company	Luxembourg
Vantage Luxembourg II SARL	Limited Liability Company	Luxembourg
Vantage Nigeria Holding Co.	Exempted Company	Cayman Islands
Vantage Project Holdings Company	Exempted Company	Cayman Islands